UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2005

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 29, 2005 McKesson Corporation announced that its Board of Directors has authorized a new repurchase from time to time of up to $250 million of the company’s shares of common stock in open market or private transactions. The board’s authorization follows the recent completion of a previous $250 million share repurchase program authorized in October 2003.

Repurchased shares will be held as treasury shares and used for general corporate purposes. At June 30, 2005, McKesson had approximately 308 million shares outstanding, and cash and marketable securities totaled $2.4 billion.

See attached Exhibit 99 for a complete copy of the press release issued August 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

August 30, 2005	By:	Ivan D. Meyerson

Name: Ivan D. Meyerson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	August 29, 2005 Press Release